WELD ASIA ASSOCIATES
(AF2026)

(Registered with Malaysia MIA)

No. 232, 2nd Floor, Block A, Lobby 7, Damansara Intan

No. 1, Jalan SS20/27, 47400 Petaling Jaya

Selangor Darul Ehsan, Malaysia

T       : (603) 7726 8992

E       : info@weldaudit.com

December 28, 2017

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

RE: HWH International Corp.

Commission File No.: 333-214139

We have read the statements of HWH International Corp. pertaining to our firm included in Item 4.01 of the Form 8-K dated December 28, 2017 and are in agreement with the statements contained in that document pertaining to our firm.

Yours truly,

/s/ WELD ASIA ASSOCIATES
WELD ASIA ASSOCIATES Kuala Lumpur, Malaysia